Exhibit 99.1

DPW Holdings Announces that a Court has Issued an Order Approving a Motion for Preliminary Approval of Settlement in the Derivative Action Filed Against It as a Nominal Defendant and Its Directors

Newport Beach, CA, April 20, 2020 – On February 25, 2020, DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced that on February 19, 2020, DPW entered into a definitive settlement agreement (the “Agreement”) between Plaintiffs Ethan Young and Greg Young, derivatively on behalf of Nominal Defendant DPW against the Company’s then directors and DPW itself, Case No. 2:18-cv-06578, filed in the United States District Court (the “Court”) in the Central District of California on July 31, 2018.

On April 15, 2020, the Court issued an Order (the “Order”) approving a Motion for Preliminary Approval of Settlement in the Derivative Action filed against DPW as a Nominal Defendant and its directors who served on its board of directors on July 31, 2018.

Under the terms of the Order approving the Agreement, the Company’s Board of Directors (the “Board”) will implement certain reforms to the Company’s bylaws, committee charters, corporate governance policies, and the composition of the Board, including the resignation of a current director and the appointment of two new independent directors (collectively, the “Reforms”). In addition, the parties have agreed upon a payment of attorneys’ fees in the amount of $600,000 payable by the Company’s Director & Officer liability insurance.

The Agreement contains no admission of wrongdoing. The Company has always maintained and continues to believe that neither it nor any of its directors engaged in any wrongdoing or otherwise committed any violation of federal or state securities laws or other laws.

In its Order, the Court provided the following deadlines:

(1)	The fairness hearing for final approval of the proposed Agreement is set for June 29, 2020 at 1:30 PM PT.

(2)	A motion for final approval of the Agreement and the Fee and Expense Award shall be filed on or before June 1, 2020.

(3)	Any shareholder who wishes to object to the proposed Agreement must do so in writing. The deadline for sending written objections to the settlement is June 8, 2020. Please see the Notice for instructions on how to do so.

(4)	The deadline for Plaintiff and/or Defendant to file any written response to shareholders’ objections is June 22, 2020. Plaintiffs’ Counsel must also submit any shareholders’ written objections to the Court by June 22, 2020.

While the Agreement has been approved by the Court, there can be no assurance that the settlement will be finalized and approved by the Court or properly objected to by any shareholders and, even if approved, whether the conditions to closing will be satisfied, and the actual outcome of this matter may differ materially from the terms of the settlement described herein.

The Summary Notice is appended to this Press Release as Appendix A.

The Stipulation and Agreement of Settlement, including its Exhibit A, which comprises the specific Reforms, can be found on the Company’s website under the Investor Relations tab here: https://ir.dpwholdings.com/static-files/67cdcc90-d755-455d-bab0-362eca400b5e.

The Notice can be found on the Company’s website under the Investor Relations tab here: https://ir.dpwholdings.com/static-files/2373e8c1-b050-46fa-9194-42bdafde64d5.

The Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available on its website at www.DPWHoldings.com under the Investor Relations section or available at www.sec.gov

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235

APPENDIX A

SUMMARY NOTICE

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

ETHAN YOUNG and GREG YOUNG, Derivatively on Behalf of Nominal Defendant, DPW HOLDINGS, INC.,

Plaintiffs,

vs.

MILTON C. AULT III, AMOS KOHN, WILLIAM B. HORNE, and KRISTINE AULT,

Defendants,

and

DPW HOLDINGS, INC.,

Nominal Defendant.

Case No. 2:18-cv-06587-SJO-PLA

SUMMARY NOTICE OF PROPOSED SETTLEMENT

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF DPW HOLDINGS, INC. (“DPW”) AS OF FEBRUARY 24, 2020

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

YOU ARE HEREBY NOTIFIED that the above-captioned consolidated shareholder derivative action (the “Action”), is being settled on the terms set forth in the Stipulation and Agreement of Settlement dated February 24, 2020 (the “Stipulation”). This Summary Notice is provided by order of the United States District Court for the Central District of California (the “Court”).

The Action alleges claims against each of the Individual Defendants1 for breach of fiduciary duty and unjust enrichment. Pursuant to the terms of the Settlement set forth in the Stipulation, DPW agrees to adopt and/or maintain certain corporate governance measures and procedures, as outlined in Exhibit A to the Stipulation, within thirty (30) days of issuance of the Judgment. The Reforms shall be maintained for at least five (5) years following the issuance of the Judgment, subject to certain terms and conditions set forth in the Stipulation. The Defendants also agreed to cause an award of attorneys’ fees and expenses to be paid by Defendants’ insurance carrier to Plaintiffs’ Counsel in the total amount of $600,000 (the “Fee and Expense Award”), subject to approval of the Court. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Action. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.2

On _________, 2020, at _____ _.m., a hearing (the “Settlement Hearing”) will be held before the Honorable S. James Otero in Courtroom 10C of the United States District Court for the Central District of California, 350 W. 1st Street, Los Angeles, California 90012, pursuant to Federal Rule of Civil Procedure 23.1, to, among other things: (i) determine whether the proposed Settlement is fair, reasonable, adequate, and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Judgment substantially in the form attached as Exhibit E to the Stipulation should be entered dismissing all claims in the Action with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the Fee and Expense Award; (v) consider the payment to the two Plaintiffs in the Action of Service Awards in an amount not to exceed $2,500.00 each, which will be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Federal Court in connection with the Settlement.

This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Proposed Settlement (the “Notice”). It is not a complete statement of the events of the Action, or the terms set forth in the Stipulation. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, you may inspect the Stipulation and other papers filed in the Action at the U.S. District Court Clerk’s office at any time during regular business hours. In addition, copies of the Stipulation and the Notice are available on the Investor Relations section of the Company’s website. Inquiries regarding the proposed Settlement also may be made to counsel for the Plaintiffs: Alex B. Heller, Esq., Faruqi & Faruqi, LLP, 1617 John F. Kennedy Boulevard, Suite 1550, Philadelphia, PA 19103, Telephone: (215) 277-5770, Email: aheller@faruqilaw.com.

_______________________

1 Unless otherwise defined, all capitalized terms used herein shall have the meanings set forth in the Stipulation.

2 A copy of the Stipulation has been filed with the Court and may also be viewed on the Investor Relations portion of DPW’s website.

You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, you must be a Current DPW Stockholder and you must first comply with the procedures for objecting, which are set forth in the Stipulation and its accompanying exhibits, including the Notice. Any objection to any aspect of the Settlement must be filed with the Clerk of the Court no later than ___[21 days before the Final Hearing], in accordance with the procedures set forth in the Stipulation and the Notice. Any Current DPW Stockholder who fails to object in accordance with such procedures will be bound by the Judgment of the Court granting final approval to the Settlement and the releases of claims therein, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS SUMMARY NOTICE.

The foregoing is only a summary of the Litigation and the proposed settlement. For complete information, you may review the Court’s publicly available filings, which may be obtained from the Records Department of the Clerk’s Office for the United States District Court, Central District of California. More information is available at http://www.cacd.uscourts.gov/records.